UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41040	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC
7.00% Senior Notes due 2026	FOSLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed by Fossil Group, Inc. (the “Company”) to amend and restate in its entirety the Current Report on Form 8-K filed by the Company on May 26, 2023 (the “Original Report”). The Original Report was filed, among other things, to report voting results with respect to Proposal 4 (as defined below) at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 24, 2023. The Original Report erroneously reported that Proposal 4 was approved at the Annual Meeting. This Amendment cancels the approval of Proposal 4, eliminates Item 5.02(e) and removes Exhibit 10.1 from Item 9.01.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2023 (the “Proxy Statement”) and as approved by the Company’s stockholders at the Annual Meeting, the Company amended Article VI of its Third Amended and Restated Certificate of Incorporation to update the exculpation provisions contained therein (the “Charter Amendment”). The Charter Amendment became effective upon filing with the Secretary of State of the State of Delaware on May 25, 2023.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 24, 2023 to (i) elect eight directors to the Board to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 1”), (ii) hold an advisory vote on executive compensation (“Proposal 2”), (iii) hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years (“Proposal 3”), (iv) vote on a proposal to approve the Fossil Group, Inc. 2023 Long-Term Incentive Plan (“Proposal 4”), (v) vote on a proposal to amend the Company’s certificate of incorporation to permit exculpation of officers (“Proposal 5”) and (vi) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2023 (“Proposal 6”). For more information about the foregoing proposals, see the Proxy Statement.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Cast Against	Abstain	Broker Non-Votes
Proposal 1
Mark R. Belgya	32,750,892	204,702	47,767	5,463,831
William B. Chiasson	32,429,520	524,454	49,388	5,463,830
Susie Coulter	32,778,188	178,749	46,424	5,463,831
Kim H. Jones	32,453,213	503,621	46,527	5,463,831
Kosta N. Kartsotis	32,787,673	172,754	42,934	5,463,831
Kevin Mansell	32,842,180	113,405	47,777	5,463,830
Marc R. Y. Rey	32,745,412	210,198	47,752	5,463,830
Gail B. Tifford	29,993,649	2,961,608	48,104	5,463,831

Proposal 2	32,057,400	864,713	81,248	5,463,831

Proposal 3
1 Year	31,078,243
2 Years	44,155
3 Years	1,845,004
Total	32,967,402	—	35,959	5,463,831

Proposal 4	19,034,209	12,288,224	1,680,930	5,463,829

Proposal 5	29,897,232	3,044,038	62,091	5,463,831

Proposal 6	38,283,722	160,147	23,323	—

Based on the results of the advisory vote on the frequency of the advisory vote on executive compensation, the Company’s Board of Directors has determined that the Company will hold its advisory vote on executive compensation every year until the next advisory vote on the frequency of the advisory vote on executive compensation.

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits

3.1	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Fossil Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2023

FOSSIL GROUP, INC.

By:	/s/ SUNIL M. DOSHI
Name:	Sunil M. Doshi
Title:	Executive Vice President, Chief Financial Officer and Treasurer